UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2022 (May 10, 2022)

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following PacWest Bancorp’s (the “Company”) 2022 Annual Meeting of Stockholders held on May 10, 2022 (the “Annual Meeting”), Daniel B. Platt retired from the Company’s Board of Directors (the “Board”). Mr. Platt’s retirement was not due to a disagreement with the Company. Effective as of Mr. Platt’s retirement, the Board’s size was reduced from 12 to 11 directors. The Company would like to thank Mr. Platt for his service on the Board and his commitment to the Company and its stakeholders.

To the extent responsive to this item, the disclosure set forth below under Item 5.07 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described above, the Company held its Annual Meeting on May 10, 2022. There were 117,447,120 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting, and 107,689,301 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

1. Proposal 1 — Election of Directors.

Ten nominees were elected to serve as directors of the Company until the completion of the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and one nominee did not receive a majority of the votes cast in the affirmative. The voting results were as follows:

				Broker
	For	Against	Abstain	Non-Vote
Tanya M. Acker	66,805,764	31,464,181	1,722,350	7,697,006
Paul R. Burke	65,688,183	32,587,502	1,716,610	7,697,006
Craig A. Carlson	98,703,347	1,170,411	118,537	7,697,006
John M. Eggemeyer III	97,833,332	2,029,254	129,709	7,697,006
C. William Hosler	65,670,568	32,603,314	1,718,413	7,697,006
Polly B. Jessen	99,370,179	504,408	117,708	7,697,006
Susan E. Lester	97,557,249	2,300,896	134,150	7,697,006
Roger H. Molvar	65,676,723	32,596,141	1,719,431	7,697,006
Robert A. Stine	48,987,152	49,298,633	1,706,510	7,697,006
Paul W. Taylor	99,440,376	425,862	126,057	7,697,006
Matthew P. Wagner	98,601,976	1,267,717	122,602	7,697,006

Accordingly, Mses. Acker, Jessen and Lester and Messrs. Burke, Carlson, Eggemeyer, Hosler, Molvar, Taylor and Wagner, were elected to the Board to serve until the completion of the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Mr. Stine received a greater number of “against” votes than “for” votes and, pursuant to the terms of the Company’s Second Amended and Restated Bylaws and the Corporate Governance Guidelines, tendered his resignation to the Board on May 11, 2022, with the resignation’s effectiveness being conditioned on the Board’s acceptance of the resignation. Pursuant to the Corporate Governance Guidelines, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board is required to recommend to the Board whether to accept Mr. Stine’s tendered resignation. The Board is required to take action on the Committee’s recommendation within 90 days following the certification of the Annual Meeting voting results, unless any such action would cause the Company to fail to comply with any requirement of the Nasdaq Stock Market LLC (“Nasdaq”) or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company will take action as promptly as is practicable while continuing to meet such requirements. The Corporate Governance Guidelines require the Board to disclose promptly its decision and the reasons for the decision in a Form 8-K furnished to or filed with the Securities and Exchange Commission.

Mr. Stine will not participate in Committee or Board deliberations regarding his tendered resignation, but his services on the Board will otherwise continue pending the outcome of those deliberations.

2. Proposal 2 — Advisory Vote on Executive Compensation.

On a non-binding advisory basis, the compensation of the Company’s named executive officers was not approved. The voting results were as follows:

			Broker
For	Against	Abstain	Non-Vote
19,984,241	78,200,807	1,807,247	7,697,006

3. Proposal 3 — Ratification of the Appointment of Independent Auditor.

The appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022 was ratified. The voting results were as follows:

For	Against	Abstain
103,721,253	3,860,104	107,944

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 13, 2022	By:		/s/ Angela M.W. Kelley
		Name:	Angela M.W. Kelley
		Title:	Executive Vice President, General Counsel and Corporate Secretary